Exhibit 10.1

FORBEARANCE AND CONSENT AGREEMENT

FORBEARANCE AND CONSENT AGREEMENT, dated as of March 5, 2007 is entered into by and among LOUD TECHNOLOGIES INC., a Washington corporation (“LOUD”), ST. LOUIS MUSIC, INC., a Missouri corporation (“SLM”; and, together with LOUD, each a “Borrower” and collectively the “Borrowers”), MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., for itself as a Lender and as Administrative Agent (“Administrative Agent”) for the financial institutions from time to time party to the Credit Agreement (as defined below) as lenders (“Lenders”), and the other Lenders signatory hereto.

R E C I T A L S:

WHEREAS, Borrowers, Administrative Agent and Lenders are parties to that certain Credit Agreement dated as of August 29, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein having the definitions provided therefor in the Credit Agreement);

WHEREAS, Events of Default exist under Section 8.1(b) of the Credit Agreement as a result of violations of each of the financial covenants set forth in Sections 6.2, 6.3 and 6.4 of the Credit Agreement for the period ending December 31, 2006 (collectively, the “Existing Defaults”);

WHEREAS, Administrative Agent and Lenders are willing to agree to forbear from exercising certain of their rights and remedies with respect to the Existing Defaults solely for the period and on the terms and conditions specified herein;

WHEREAS, Borrowers have requested that Administrative Agent and Lenders consent to (i) the formation by LOUD of a Wholly-Owned Subsidiary organized under the laws of England and Wales and the acquisition (the “Martin Audio Acquisition”) by such Wholly-Owned Subsidiary of all of the outstanding equity securities of Martin Audio Limited, a limited company organized under the laws of England and Wales (“Martin Audio”), and (ii) the departure by Borrowers from certain provisions of the Credit Agreement in order to facilitate the consummation of the Martin Audio Acquisition; and

WHEREAS, Administrative Agent and Lenders are willing to consent to the consummation of the Martin Audio Acquisition and the departure by Borrowers from certain provisions of the Credit Agreement in order to facilitate the consummation of the Martin Audio Acquisition, in each case subject to the terms and conditions specified herein and certain other agreements of Borrowers as specified herein;

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows:

SECTION 1.                                        ACKNOWLEDGEMENTS

1.1.          Acknowledgment of Obligations.  All of the Obligations, together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Borrowers to Administrative Agent and Lenders, are unconditionally owing by Borrowers to Administrative Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

1.2.          Acknowledgment of Security Interests.  Borrowers hereby acknowledge, confirm and agree that Administrative Agent has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Collateral heretofore granted to Administrative Agent pursuant to the Financing Documents or otherwise granted to or held by Administrative Agent, subject only to Permitted Liens.

1.3.          Binding Effect of Documents.  Borrowers hereby acknowledge, confirm and agree that:  (a) each of the Financing Documents to which any Credit Party is a party has been duly executed and delivered to Administrative Agent or Lenders by such Credit Parties, and each is and shall remain in full force and effect as of the date hereof, (b) the agreements and obligations of the Credit Parties contained in such documents and in this Agreement constitute the legal, valid and binding obligations of Borrowers and the other Credit Parties, as applicable, enforceable against them in accordance with their respective terms, and Borrowers and the other Credit Parties have no valid defense to the enforcement of such obligations, and (c) Administrative Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for under the Financing Documents and applicable law.

SECTION 2.                                        FORBEARANCE IN RESPECT OF EXISTING DEFAULTS

2.1.          Acknowledgment of Default.  Borrowers hereby acknowledge and agree that the Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles Administrative Agent and Lenders to exercise their rights and remedies under the Financing Documents, applicable law or otherwise.  Borrowers further represent and warrant that as of the date hereof no other Events of Default under the Financing Documents exist other than the Existing Defaults.  Neither Administrative Agent nor any Lender has waived, and neither intends to waive any Existing Default and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver.

2.2.          Forbearance.

(a)           In reliance upon the representations, warranties and covenants of Borrowers contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Administrative Agent and Lenders agree to forbear from exercising their rights and remedies under the Financing Documents or applicable law in respect of or arising out of the Existing Defaults, for the period (the “Forbearance Period”) commencing on the date hereof and ending on the date which is the earliest of:  (i) April 7, 2007 or (ii) the occurrence or existence of any Event of Default, other than the Existing Defaults.

(b)           Upon the termination of the Forbearance Period, the agreement of Administrative Agent and Lenders to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Administrative Agent and Lenders to exercise immediately all rights and remedies under the Financing Documents and applicable law, including, but not limited to, (i) ceasing to make any further Revolving Loans and (ii) accelerating all of the Obligations; in each case without any further notice, passage of time or forbearance of any kind.

2.3.          No Other Waivers; Reservation of Rights.

(a)           Neither Administrative Agent nor any Lender has waived, is not by this Agreement waiving, and has no intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and neither Administrative Agent nor any Lender has agreed to forbear with respect to any of its rights or remedies concerning any other Events of Default (other than, during the Forbearance Period, the Existing Defaults to the extent expressly set forth herein), occurring at any time.

(b)           Subject to Section 2.2 above (solely with respect to the Existing Defaults), Administrative Agent and each Lender reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Credit Agreement and the other Financing Documents as a result of any other Events of Default occurring at any time.  Neither Administrative Agent nor any Lender has waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

2.4.          Additional Events of Default.  This Agreement shall be deemed to be a Financing Document.  The parties hereto acknowledge, confirm and agree that any representation by any Borrower being incorrect in any respect (or any material respect if such representation is not already qualified as to materiality), or any failure of any Borrower to comply with the covenants, conditions and agreements contained in this Agreement, any other Financing Document or in any other agreement, document or instrument at any time executed and/or delivered by Borrowers with, to or in favor of Administrative Agent or any Lender shall constitute an immediate Event of Default under this Agreement, the Credit Agreement and the other Financing Documents.  In the event any Person (including without limitation any holder of Subordinated Debt), other than Administrative Agent or any Lender, shall at any time exercise for any reason (including, without limitation, by reason of any Existing Default or any other present or future Event of Default, or otherwise) any of its rights or remedies against any Borrower or any obligor providing credit support for any Borrower’s obligations to such other Person, or against any Borrower’s or any such obligor’s properties or assets, such event shall constitute an immediate Event of Default hereunder and an immediate Event of Default under the Credit Agreement.

2.5.          Minimum Excess Availability.  Borrowers, Administrative Agent and Lenders agree that until such time, if any, that the Existing Defaults have been waived pursuant to the terms of the Credit Agreement:  (i) at no time may the amount (such amount, the “Excess Availability Amount”) equal to the Revolving Loan Limit minus the Revolving Loan Outstandings be less than $2,000,000; and (ii) none of Administrative Agent, any Lender nor any other Person shall be obligated to make Loans or extend any other financial accommodations to any Borrower if after giving effect thereto, the Excess Availability Amount would be less than $2,000,000.  A violation of clause (i) of this Section 2.5 shall constitute an immediate Event of Default.

SECTION 3.                                        CONSENT TO MARTIN AUDIO ACQUISITION; RELATED CONSENTS; RELATED AGREEMENTS; SLM HOLDBACK PAYMENT

3.1.          Consent to Martin Audio Acquisition.  In reliance upon the representations, warranties, covenants and other agreements of Borrowers contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Administrative Agent and Lenders hereby consent to:  (i) the formation of Grace Acquisitionco Limited, a limited company organized under the laws of England and Wales (“Martin Holdco”), as a Wholly-Owned Subsidiary of LOUD, provided that Martin Holdco is capitalized solely with the proceeds of capital contributions made to LOUD after the date hereof (such proceeds being referred to as the “New Equity”) and (ii) the consummation of the Martin Audio Acquisition pursuant to the terms and conditions set forth in that certain Share Purchase Agreement dated as of March 5, 2007, by and among Martin Holdco, LOUD and the vendors and optionholders listed on Schedule 1 thereto (as amended or otherwise modified prior to the date hereof, including all exhibits and schedules thereto, the “Martin Audio Purchase Agreement”), a true, correct and complete copy of which has been provided to Administrative Agent, provided that Borrowers comply (and the terms and conditions of the Martin Audio Acquisition comply) with, the provisions of Sections 5.8(b)(iv), (v), (vi), (xii) and (xiii) of the Credit Agreement, and provided further that all consideration paid pursuant to the Martin Audio Purchase Agreement and all fees, costs and expenses paid or payable in connection with the consummation of the Martin Audio Acquisition are paid solely with the proceeds of the New Equity.

3.2.          Additional Consents and Agreements.  In connection with the consents provided pursuant to Section 3.1 above, and in connection with the consummation of the Martin Audio Acquisition, Borrowers, Administrative Agent and Lenders hereby agree to the following, notwithstanding any provision of the Credit Agreement or any of the other Financing Documents to the contrary:

(a)           To the extent that the New Equity is used to consummate the Martin Audio Acquisition and pay costs, fees and expenses in connection therewith, Borrowers shall not be required to prepay any of the Loans with the proceeds of the New Equity, as would otherwise be required pursuant to the provisions of Section 2.1(c)(iii) of the Credit Agreement;

(b)           Amounts expended to consummate the Martin Audio Acquisition pursuant to the Martin Audio Purchase Agreement shall be excluded for purposes of calculating “Capital Expenditures”;

(c)           Except for the contribution by LOUD to Martin Audio of proceeds of the New Equity, prior to or concurrently with the closing of the Martin Audio Acquisition, neither Borrowers nor any other Credit Party shall directly or indirectly make any loan to, make any Investment in, or extend any other financial accommodations (including without limitation trade credit) to, Martin Holdco, Martin Audio or any Subsidiary of Martin Holdco or Martin Audio;

(d)           No Borrower or any other Credit Party will, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with Martin Holdco, Martin Audio or any Subsidiary of Martin Holdco or Martin Audio;

(e)           Subject to the limitations contained in this Section 3.2, for all purposes of the Credit Agreement and the other Financing Documents, each of Martin Holdco and Martin Audio will be a “Consolidated Subsidiary”; and

(f)            For purposes of calculating the financial covenants set forth in Article 6 of the Credit Agreement, Martin Holdco and Martin Audio and all Subsidiaries thereof (including without limitation the assets, liabilities, revenues, expenses, gains and losses thereof) will be excluded.

3.3.          Payment of SLM Holdback Payment Obligations.  Administrative Agent and Lenders hereby expressly consent to the payment of the SLM Holdback Payment Obligations by SLM.

SECTION 4.                                        REPRESENTATIONS AND WARRANTIES

Borrowers hereby represent, warrant and covenant as follows:

4.1.          Representations in Financing Documents.  Each of the representations and warranties made by or on behalf of each Credit Party to Administrative Agent or any Lender in any of the Financing Documents is true and correct on and as of the date of this Agreement as if each of such representations and warranties has been made by each Credit Party on the date hereof with the same force and effect, except:  (i) with respect to any representation that no Default or Event of Default has occurred or is continuing, for the Existing Defaults, and (ii) to the extent that any such representation or warranty relates to a specific date, in which case such representation or warranty shall be true and correct as of such earlier date.

4.2.          Binding Effect of Documents.  This Agreement has been duly authorized, executed and delivered to Administrative Agent by Borrowers, is enforceable in accordance with its terms and is in full force and effect.

4.3.          No Conflict.  The execution, delivery and performance of this Agreement by each Credit Party will not violate any requirement of law or contractual obligation of any such Credit Party and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues.

SECTION 5.                                        CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AGREEMENT

5.1.          Conditions to Sections 2.2, 3.1 and 3.2.  The effectiveness of the terms and provisions of Sections 2.2, 3.1 and 3.2 of this Agreement shall be subject to the receipt by Administrative Agent of a fully executed copy of this Agreement.  The effectiveness of the terms and provisions of Sections 3.1 and 3.2 of this Agreement shall also be subject to the conditions set forth in Section 5.2 below.

5.2.          Additional Conditions to Sections 3.1 and 3.2.  The effectiveness of the terms and provisions of Sections 3.1 and 3.2 of this Agreement shall be subject to the satisfaction of each of the following conditions:  (a)  receipt by Administrative Agent of a fully executed copy of the Martin Acquisition Purchase Agreement, and (b) receipt by Administrative Agent of a fully executed consent to the Subordinated Debt Documents in respect of the transactions described herein and in form and substance satisfactory to Administrative Agent.

SECTION 6.                                        MISCELLANEOUS

6.1.          Effect of Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Financing Documents are intended or implied and in all other respects the Financing Documents hereby are ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Agreement and the other Financing Documents, the terms of this Agreement shall govern and control.  The Credit Agreement and this Agreement shall be read and construed as one agreement.

6.2.          Costs and Expenses.  Borrowers absolutely and unconditionally agree to pay to Administrative Agent, on demand by Administrative Agent at any time, whether or not all or any of the transactions contemplated by this Agreement are consummated, all reasonable fees and out-of-pocket disbursements of any counsel to Administrative Agent in connection with the preparation, negotiation, execution or delivery of this Agreement.

6.3.          Further Assurances.  At Borrowers’ expense, the parties hereto shall execute and deliver such additional documents and take such further action as may be necessary to effectuate the provisions and purposes of this Agreement.

6.4.          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6.5.          Survival of Representations and Warranties.  All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of Administrative Agent to rely upon them.

6.6.          Release.

(a)           In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself, each other Credit Party, and such Borrower’s successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and each Lender, and their respective successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Administrative Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which such Borrower, any other Credit Party or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Agreement, the Credit Agreement, or any of the other Financing Documents or transactions hereunder or thereunder.

(b)           Borrowers understand, acknowledge and agree that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)           Borrowers agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

6.7.          Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

6.8.          Counterparts.  This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

Delivered as of the day and year first above written.

LOUD TECHNOLOGIES INC.

By
Name	Tim O’Neil
Title	CFO

ST. LOUIS MUSIC, INC.

By
Name	Tim O’Neil
Title	VP

MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc.,
as Administrative Agent and a Lender

By
Name	Scott E. Gast
Title	Vice President

ING CAPITAL LLC, as a Lender

By
Name
Title

CIT LENDING SERVICES CORPORATION, as a Lender

By
Name	Barbara F. Perich
Title	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By
Name	Christopher W Rupp
Title	Vice President

FM LEVERAGED CAPITAL FUND I, as a Lender

By
Name	Melissa Marano
Title	Authorized Signatory

FRIEDBERGMILSTEIN PRIVATE CAPITAL FUND I, as a Lender

By
Name	Melissa Marano
Title	Authorized Signatory

GSC PARTNERS CDO FUND VI, LIMITED, as a Lender

By: GSCP (NJ), L.P., as Collateral Manager

By
Name
Title

GSC CAPITAL CORP. LOAN FUNDING 2005-1,
as a Lender

By: GSCP (NJ), L.P., as Collateral Manager

By
Name
Title

Acknowledged and Agreed to (including without limitation, the release set forth in Section 6.6):

SLM HOLDING CORP.

By
Name	Tim O’Neil
Title	VP

MACKIE DESIGNS INC.

By
Name	Tim O’Neil
Title	VP

SIA SOFTWARE COMPANY, INC.

By
Name	Tim O’Neil
Title	VP